Exhibit 10.81
ASSIGNMENT AGREEMENT

This Assignment Agreement ("Agreement") is made effective as of February 26, 2013 ("Effective Date") by and between Lead Relay, LLC ("Lead Relay"), a Colorado limited liability company having an office at 10437 Goosehaven Drive, Lafayette, Colorado 80026, and Autobytel Inc. ("ABT"), a Delaware corporation with offices located at 18872 MacArthur Blvd., Suite 2200, Irvine, California 92612.

WHEREAS, ABT warrants and represents that (a) it is the sole owner of U.S. Patent Nos. 6,282,517; 6,922,674; 7,536,318; 8,005,731; and US Application No. 13/215086 ("Assigned Patents"), (b) it is not aware of any claims of right, title or interest in the Assigned Patents by any third party other than any rights, title or interests granted by ABT pursuant to licenses or settlements entered into prior to the Effective Date, (c) no assignment, mortgage, pledge or other agreement affecting ownership of the property herein conveyed has been or will be made to others by the undersigned except for any licenses or settlements with respect to the Assigned Patents entered into prior to the Effective Date or that may be entered into by ABT after the Effective Date in accordance with its reservations below, and (d) subject to the foregoing, the full right to convey the same as herein expressed is possessed by the undersigned.

WHEREAS, the Assigned Patents, together with any continuations, divisionals, continuations-in-part, reexaminations, and reissues of the foregoing that are filed by or issued to Lead Relay, are collectively referred to herein as the "Patents."

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

1.            Assignment.  Subject to the reserved rights set forth herein, ABT shall assign all of its right, title and interest in and to the Assigned Patents to Lead Relay by executing the assignment, attached hereto as Exhibit A, contemporaneously with the execution of this Agreement.

2.            Consideration. In consideration for the assignment of its right, title and interest in the Assigned Patents to Lead Relay, Lead Relay shall pay to ABT 50% of Net Revenues (defined below) received hereinafter by Lead Relay in connection with the Patents.  "Net Revenues" are defined as all "Gross Revenues" (defined as gross revenues received by Lead Relay from any commercialization, monetization or enforcement of the Patents (by litigation judgment, settlement, licensing, or otherwise)) less (i) Lead Relay Legal Costs, defined as all legal fees and other legal expenses actually paid (or properly payable) by Lead Relay to, or at the direction of, Joint Counsel (defined in paragraph 3) with respect to any commercialization of the Patents on the terms contained within the retainer agreements of Joint Counsel with Lead Relay and any expenses of ABT incurred in connection with any assistance and other support provided by ABT in connection with any commercialization of the Patents by Lead Relay; and (ii) Lead Relay Operating Expenses defined as: the reasonable operating expenses of Lead Relay, not to exceed an average of $1,500 a month, including compensation for a manager, travel expenses for Lead Relay personnel on official; business, telephone, duplicating, postage, courier and similar expenses, except  there shall be no charge for rent, utilities, or office equipment.  Gross Revenues withheld as Lead Relay Legal Costs and Lead Relay Operating Expenses shall be paid to Lead Relay in reimbursement of such Costs and Expenses if previously paid by Lead Relay out of contributed capital and, if not previously paid, may be paid to, or as directed by, Joint Counsel in accordance with the terms of the retainer agreement of any such Counsel.  Lead Relay Legal Costs include: attorneys' and paralegal fees (whether on an hourly or contingent basis and whether for general or local counsel), costs and disbursements; the fees and costs of consultants, experts or technical advisors; travel and lodging expenses; duplicating, secretarial, stenographer, postage, courier and similar expenses; filing fees and other Patent Office fees or costs; court costs; legal and other costs related to any re-examination or reissue proceeding; legal and other costs incurred in defending any action or counterclaim in respect of the Patents; legal and other costs in prosecuting or processing any U.S. or foreign application, including without limitation, any continuing application or continuation in part application relating to the Patents; and any foreign tax now or hereafter imposed by any non-U.S. governmental or taxing authority on any aspect of this Assignment Agreement and the obligations thereby.

3.            Representation & Litigation Fees and Costs.

(a)            Lead Relay shall engage counsel to assist Lead Relay in monetizing, commercializing and enforcing the Patents (by litigation judgment, settlement, licensing, or otherwise), and said counsel must be agreeable, in advance, by ABT. The parties hereby agree that the joint representation of both Lead Relay and ABT by the law firms Niro, Haller & Niro and Lathrop & Gage, LLP (collectively, the "Joint Counsel") is acceptable for such purposes. In addition, Lead Relay shall be obligated to pay out of contributed capital (such capital not to exceed $1,000,000 and to be contributed in phases) and Gross Revenues (i) Lead Relay Legal Costs and (ii) Lead Relay Operating Expenses. ABT shall not be liable for or required to pay any such legal fees or expenses or contribute any capital to Lead Relay. Lead Relay shall work to ensure Joint Counsel uses best efforts to avoid duplication of legal fees and expenses in representing Lead Relay and ABT. Should Joint Counsel be terminated or should Joint Counsel resign, replacement counsel must be approved by both Lead Relay and ABT in advance and provide representation on the same terms.  If the parties cannot agree on replacement counsel within thirty (30) days after termination of Joint Counsel, this Agreement shall terminate. Lead Relay shall not take any actions to commercialize, monetize or enforce the Patents (by litigation judgment, settlement, licensing, or otherwise) without first engaging the Joint Counsel to represent Lead Relay in connection with any such actions.
(b)            ABT shall provide all cooperation, support and assistance as may be reasonably required in connection with any such licensing or enforcement of the Patents by Lead Relay.  Lead Relay shall pay or reimburse to ABT, paid out of contributed capital and Gross Revenues, all expenses incurred by ABT in connection with the provision by ABT of any support or other assistance in connection with the commercialization of the Patents by Lead Relay. Notwithstanding the foregoing, ABT shall not be obligated to consent to be joined, nor shall be joined, as a party to any action or proceeding related to Patents without ABT's written consent, which consent may be withheld in ABT's sole discretion for any reason, including, without limitation, the failure of ABT and Joint Counsel to enter into supplemental engagement agreements on terms and conditions acceptable to ABT and Joint Counsel providing for the representation of ABT by Joint Counsel in any such action or proceeding without fees or costs being incurred or payable by ABT.

(c)            Lead Relay acknowledges that Joint Counsel has also been separately engaged by ABT to provide ABT with legal representation under certain circumstances with respect to litigation or other actions relating to any commercialization of the Patents undertaken by Lead Relay. Lead Relay shall provide ABT and Joint Counsel with all cooperation, support and assistance as may be required in connection with any such legal representation. Lead Relay shall be obligated to pay all legal fees and expenses payable to Joint Counsel under such engagement, or in the event Joint Counsel is in breach of or terminates the representation, or is properly terminated by ABT, any subsequent counsel engaged by ABT. Any such legal fees and expenses shall constitute Lead Relay Legal Costs.
(d)            Lead Relay shall take all reasonable measures to maintain the validity of the Patents, including paying all maintenance fees and, through Joint Counsel, actively defending all attempts to invalidate any of the Patents.
(e)            If ABT receives an award of attorneys' fees as a result of representation by Joint Counsel in connection with a Qualified Claim, and fees, taxes or expenses associated with defense of the Qualified Claim have been paid or are payable and ultimately paid by Lead Relay on behalf of ABT, ABT will reimburse Lead Relay for such fees, taxes or expenses from the award of attorneys' fees.

4.            Reservations.

(a)            The parties agree that ABT retains a non-exclusive, royalty-free, perpetual, irrevocable, license to practice the inventions of the Patents, including the right to make, use, have made, sell, offer for sale products and services under the Patents, without restriction in its current and future businesses and operations and those of its affiliates. The parties agree that ABT also retains the right to grant non-exclusive, non-transferrable (except for assignments in connection with a change in control of the sublicensee) sublicenses to companies for use within the Field defined as: the automotive industry and all related products and services, including without limitation, manufacturing, sales and distribution (including automotive manufacturers and dealers), marketing and advertising (including purchase request or leads referral), financing, warranties, insurance, and parts, service and repairs. The parties further agree that ABT retains all revenues and other payments and consideration related to, and all rights to enforce, for its own benefit, the Patents in the Field and all licenses and sublicenses granted by ABT to third parties under the Patents, including, if necessary, the right of enforcement using the Patents.
(b)            Lead Relay shall provide all cooperation, support and assistance as may be reasonably required in connection with any such licensing or enforcement of the Patents by ABT in connection with ABT's reserved rights, including joining in any litigation or licensing by ABT. ABT shall be obligated to pay all reasonable legal fees and expenses incurred by Lead Relay in connection with any such cooperation, support or assistance.
(c)            Lead Relay is prohibited (i) from selling, assigning or otherwise transferring the Patents or title thereto to any third party; and (ii) from granting any exclusive license to the Patents.

5.            Termination. The parties can jointly decide to terminate this Agreement by mutual consent at any time.  In addition, ABT may unilaterally elect to terminate this Agreement at any time (i) upon the passage of eighteen consecutive months during which time no lawsuit involving a claim of infringement of one or more of the Patents was being actively litigated by Lead Relay;

(ii) upon any default by Lead Relay of its obligations hereunder, which default remains uncured by Lead Relay within thirty (30) days after ABT notifies Lead Relay of the default; (iii) upon withdrawal or termination of either or both Joint Counsel; (iv) upon termination or breach of the Representation Agreement between ABT and either Joint Counsel; or (v) upon any change in control of Lead Relay.  Lead Relay may unilaterally elect to terminate this Agreement at any time (i) upon any default by ABT of its obligations hereunder, which default remains uncured by ABT within thirty (30) days after Lead Relay notifies ABT of the default; or (ii) upon a determination by the manager of Lead Relay that the business model for Lead Relay is no longer achievable by further enforcement of the Patents. Upon any termination of this Agreement whether jointly or unilaterally by either party, at ABT's sole discretion, all ownership of the Patents shall automatically revert to ABT, and Lead Relay shall promptly take all actions and execute all assignments and other documents necessary to confirm the reassignment of the Patents to ABT.  Termination of this Agreement shall not terminate any obligation of Lead Relay pay the ongoing legal costs and fees under Section 3(c) related to any action commenced against ABT prior to termination; as well as any ongoing Lead Relay Legal Costs incurred for actions brought prior to termination.

6.            Non-Assignment. The parties shall not assign this Agreement to any third party without express written agreement by the other; provided, however, that ABT may assign this Agreement to any Affiliate of ABT, or to any successor in interest to ABT or to all or substantially all of its assets, or to any person or entity acquiring ABT's reserved interests in the Patents. This Agreement shall be binding upon and benefit each party's successors, heirs or assignees.

7.             Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior communications, agreements or understandings, written or oral. Any amendment to this Agreement must be in writing and signed by both parties.

8.            Disclaimer.THE PARTIES PROVIDE NO OTHER WARRANTIES WHATSOEVER IN CONNECTION WITH THIS AGREEMENT AND THE ASSIGNMENT MADE PURSUANT TO THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, THE PARTIES HEREBY DISCLAIM ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING THOSE OF NON-INFRINGEMENT OF THE PATENTS, VALIDITY OF THE PATENTS, FITNESS OF THE PATENTS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY OF THE PATENTS.  THE PATENTS ARE PROVIDED "AS IS" WITH NO WARRANTY AS TO THEIR ENFORCEABILITY.

9.            Other Terms.
(a) When requested and at the expense of Lead Relay, to carry out in good faith the intent and purpose of this Agreement, the undersigned will execute appropriate papers to effect substitute, renewal, and reissue patents on the Patents; execute all rightful oaths, declarations, assignments, powers of attorney and other papers as appropriate regarding the Patents; and generally do what is possible for ABT to vest title in Lead Relay, and for securing, maintaining and enforcing proper patent protection for the Patents.
(b)            Should ABT make, use or sell products according to the Patents, ABT shall, to the extent legally required, mark its product with appropriate patent numbers.
(c) Upon the request of ABT, with reasonable notice, but not more frequently than twice per year, Lead Relay shall permit an independent public accountant selected and paid by ABT and/or ABT personnel to have access during regular business hours to such records as may be necessary to verify the accuracy of payments made or payable under this Assignment Agreement. If an inspection shows an underreporting or underpayment in excess of at least five percent (5%) for any twelve (12) month period, then Lead Relay shall reimburse ABT for the cost of the inspection and pay the amount of the underpayment including any interest computed from the date the payment was due at the prevailing prime rate per annum as stated in the Wall Street Journal plus two percent (2%).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year herein written.

Lead Relay, LLC                                                                                  Autobytel Inc.

  /s/ Paul Jonjak                                                                                          /s/ Glenn E. Fuller
Paul Jonjak, Manager                                                                                                   Glenn E. Fuller, Executive Vice
  President, Chief Legal and
  Administrative Officer and
  Secretary

Date        2/26/13                                                                                  Date          2/26/13

ASSIGNMENT OF PATENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt, sufficiency and adequacy of which is hereby acknowledged, the undersigned does hereby declare:

Autobytel Inc. (the "Assignor"), having a place of business at 18872 MacArthur Blvd., Suite 200, Irvine, California, hereby SELLS, ASSIGNS AND TRANSFERS to Lead Relay, LLC (the "Assignee"), having a place of business at 10437 Goosehaven Drive, Lafayette, Colorado 80026, the Assignor's entire right, title and interest in and to US Patent Nos. 6,282,517; 6,922,674; 7,536,318; 8,005,731 and US Application No. 13/215086 (the "Assigned Patents"), but excluding all right, title and interest reserved by Assignor in the Assigned Patents as set forth in that certain Assignment Agreement entered into between Assignor and Assignee dated 26 February 2013 ("Assignment Agreement"), together with all claims for damages by reason of past, present or future infringement or other unauthorized use, with the right to sue for, and to collect damages and other relief for the same as limited in the Assignment Agreement;

TO BE BINDING on the heirs, assigns, representatives and successors of the undersigned and extend to the successors, assigns and nominees of the Assignee.

IN WITNESS WHEREOF, we have hereunto signed our names on the day and year set forth below.

ASSIGNOR:	Autobytel Inc.

Signature:	/s/ Glenn E. Fuller
Name:	Glenn E. Fuller
Title:	EVP, Chief Legal and Administrative
Date:	February 26, 2013

State of California)
                          ) ss.
County of Orange)

On   February 26, 2013, before me,    Lezli E. Beach    , personally appeared   Glenn E. Fuller_,  _EVP, CLO and Secretary of Autobytel Inc., who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

  /s/ Lezli E. Beach
Notary Public

(Seal)